UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)
21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48034 (Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Lear Corporation (“Lear” or the “Company”) is filing this Form 8-K/A to (i) furnish information regarding Lear’s results of operations for the third quarter of 2006 and (ii) amend Lear’s Current Report on Form 8-K initially filed on June 27, 2005, as amended on August 30, 2005 and January 25, 2006, in order to update certain disclosures with respect to Lear’s restructuring strategy (the “Restructuring”).

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, fluctuations in the production of vehicles for which the Company is a supplier, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs and timing of facility closures, business realignment or similar actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, raw material costs and availability, the Company’s ability to mitigate the significant impact of increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the finalization of the Company’s restructuring strategy, the outcome of various strategic alternatives being evaluated with respect to its North American Interior business and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In particular, the Company’s financial outlook for 2006 and 2007 is based on several factors, including the Company’s current vehicle production and raw material pricing assumptions. The Company’s actual financial results could differ materially as a result of significant changes in these factors. The Company’s previously announced private placement of common stock to affiliates of and funds managed by Carl C. Icahn is subject to certain conditions. No assurances can be given that the offering will be consummated on the terms contemplated or at all.

The forward-looking statements in this Report are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

The following information is provided pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” and Item 7.01 of Form 8-K, “Regulation FD Disclosure.”

On October 26, 2006, Lear Corporation issued a press release reporting its financial results for the third quarter of 2006, earnings guidance for the full year of 2006 and a preliminary outlook for 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On October 26, 2006, Lear Corporation made available the presentation slides attached hereto as Exhibit 99.2 in a webcast of its third quarter 2006 earnings call. Exhibit 99.2 is incorporated by reference herein.

The information contained in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As part of its previously announced Restructuring, Lear has continued its consolidation and census actions. In the third quarter of 2006, these actions resulted in charges of $17.4 million, consisting of employee termination costs of $12.1 million, fixed asset impairment charges of $2.4 million, contract termination costs of $1.5 million and other costs of $1.4 million (including $0.4 million of manufacturing inefficiency costs resulting from the Restructuring). The costs incurred in connection with the Restructuring generally represent cash charges, other than the fixed asset impairment charges which are non-cash.

The Company continues to expect to incur total pretax costs of approximately $250 million in connection with the Restructuring,

although all aspects of the restructuring actions have not been finalized. Approximately 90% of costs associated with the Restructuring are expected to result in cash expenditures. Total restructuring and related manufacturing inefficiency charges incurred through the third quarter of 2006 were $161.6 million. The Company expects to incur additional charges of $50 to $60 million in the fourth quarter of 2006. The remainder of the charges are expected to be incurred in 2007.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
99.1	Press release issued October 26, 2006, furnished herewith.
99.2	Presentation slides from the Lear Corporation webcast of its third quarter 2006 earnings call held on October 26, 2006, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: October 26, 2006	By:	/s/ James H. Vandenberghe

	Name:	James H. Vandenberghe
	Title:	Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued October 26, 2006, furnished herewith.

99.2	Presentation slides from the Lear Corporation webcast of its third quarter 2006 earnings call held on October 26, 2006, furnished herewith.